SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of
The Securities Act of 1934

Date of Report

Commission file number

November 21, 2002

0-11757

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas

71-0335111

(STATE OF OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION	IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code:

(479) 820-0000

Item 5.                                     Other Events

On November 15, 2002, the registrant issued a news release announcing that J.B. Hunt Transport Services, Inc. and Werner Enterprises, Inc. had reached an agreement in principle to sell a portion of Werner Enterprises’ ownership interest in Transplace, Inc. to J.B. Hunt.  A copy of the news release is filed as an exhibit to this Form 8K.

Item 7.                                     Financial Statements and Exhibits

(c)      Exhibits

            99.1     News release issued by the registrant, Inc. on November 15, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 21 day of November, 2002.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer